Exhibit 23.2





INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Amendment No. 2 (File No. 333-31425) to the Registration Statement of fonix (TM) corporation on Form S-3 of our report dated March 28, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-KSB/A of fonix (TM) corporation for the year ended December 31, 1996 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
September 25, 1997